Exhibit 16.1

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Rodefer Moss & Co, PLLC

Certified Public

Accountants

Business Advisors

Technology

Consultants

608 Mabry Hood Road

Knoxville, TN 37932

865.583.0091 phone

865.583.0560 fax

www.rodefermoss.com

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

Re: Miller Petroleum, Inc.

Ladies and Gentlemen:

We have read the statements of Miller Petroleum, Inc. pertaining to our firm included under Item 4.01 of Form 8-K dated August 19, 2008 and agree with such statements as they pertain to our firm. We consent to the filing of a copy of this letter as an exhibit to such Current Report.

/s/ Rodefer Moss & Co, PLLC

Rodefer Moss & Co, PLLC